STOCK PURCHASE AGREEMENT




          This STOCK PURCHASE AGREEMENT (the "Agreement") is entered into this 30th day of January, 1998 between Deerfield Financial Services, Inc., a Florida Corporation (the ("DFFS"), whose mailing address is 5605 Northwest 29th Street, Margate, Florida 33063, and Optical Concepts of America, Inc, a Delaware Corporation (the "OCA"), whose mailing address is also 5605 Northwest 29th Street, Margate, Florida 33063 (collectively, the "Parties").

                                   WITNESSETH:

          WHEREAS, Deerfield Financial Services, Inc. is authorized to issue 5,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock; and,

          WHEREAS, Optical Concepts of America, Inc. is authorized to issue 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock; and,

          WHEREAS, OCA is willing to be acquired by DFFS, and DFFS is willing to acquire OCA, by virtue of an exchange of Stock of the parties whereby OCA shall exchange 100% of its issued and outstanding shares (the "OCA Shares") in exchange for a total of 750,000 shares of DFFS Common Stock.

                NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

          1. Incorporation by reference. The above recitals are true and correct and are incorporated by reference herein.

          2. Purchase and Sale. Subject to and upon the terms and conditions contained herein, on the Closing Date (as defined herein), OCA shall sell, transfer, assign, convey and deliver to DFFS, free and clear of all adverse claims, security interests, liens, claims and encumbrances (other than restrictions under state and federal securities laws) and DFFS shall purchase, accept and acquire from OCA, the OCA Shares. In exchange for the OCA Shares, DFFS shall sell, transfer, assign, convey and deliver to OCA, free and clear of all adverse claims, security interests, liens, claims and encumbrances (other than restrictions under state and federal securities laws) and OCA shall accept and acquire from DFFS, a total of 750,000 shares of DFFS Common Stock. These 750,000 shares of DFFS Common Stock shall be distributed to all of the current shareholders of OCA on a pro-rata basis determined by their percentage ownership of OCA at the time of closing of this transaction.

          3. Closing! Subject to the conditions precedent set forth herein, the purchase of the Company Shares shall take place at the offices of OCA in Margate, Florida, or such other location of OCA's choosing, on or before January 31, 1998. Such date is herein referred to as the "Closing Date".

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             4. Obligations of OCA. OCA shall deliver to DFFS stock certificates representing exactly 100% of the issued and outstanding shares of the Company pursuant to the terms of this Agreement.

             5. Obligations of DFFS. DFFS shall have delivered to OCA the amount of Shares of DFFS Common Stock listed pursuant to the terms of Section 2 of this Agreement.

             6. Representations and Warranties of OCA. OCA represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

                    A. Authorization and Validity. This Agreement has been duly executed and delivered by OCA and constitutes legal, valid and binding obligations of OCA, enforceable against OCA in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                    B. Consents/Approvals/Conflict. Except for compliance with applicable federal and state securities laws, to the best of Seller's knowledge, no consent, approval, authorization or order of any court or governmental agency or other body is required for OCA to consummate the sale of the Company Shares. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with or constitute a breach of any agreement to which OCA is a party or by which he is bound nor, to the best of OCA's knowledge and belief, any existing law, rule, regulation, or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over OCA, nor result in the creation of any lien or other encumbrance upon the Company Shares.


             7. Representations and Warranties of DFFS. DFFS hereby represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

                    A. Authorization and Validity. This Agreement has been duly executed and delivered by DFFS and constitutes legal, valid and binding obligations of DFFS, enforceable against DFFS in accordance with its respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

                    B. Consents/Approvals/Conflict. Except for compliance with applicable federal and state securities laws, no consent, approval, authorization or order of any court or governmental agency or other body is required for DFFS to consummate the acquisition of OCA. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with or constitute a breach of any agreement to which DFFS is a party or by which it is bound nor, to the best of DFFS's knowledge and belief, any existing law, rule, regulation, or any decree of any court or, governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over DFFS.

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8.Miscellaneous.


                    (a) Assignment. This Agreement and the rights granted hereunder may not be assigned in whole or in part by any of the parties without prior written consent of the other parties.


                    (b) Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.


                    (c) Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa.


                    (d) Captions. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or prescribe the scope of this Agreement car the intent of any of the provisions hereof.


                    (e) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.


                    (f) Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.


                    (g) Effect of Waiver. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.


                    (h) Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

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          IN WITNESS WHEREOF, the parties have respectively caused this
Agreement to be executed and effective as of January 30, 1998.



          As to OCA:           Optical Concepts of America, Inc.
                               By: Jan Kaplan, President and Director


Authorized Signature for OCA: /S/ Jan Kaplan, President and Director
                              --------------------------------------



As to DFFS:                    Deerfield Financial Services, Inc.
                               By: Jan Kaplan, President and Director



Authorized Signature for DFFS: /S/ Jan Kaplan, President and Director
                               --------------------------------------


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